Exhibit 99.1

Investor Relations Conference Call January 16, 2007

Introduction and Welcome•Introduction and welcome •Why conference call now? -High interest and activity -November volume 432,000 shares -December volume 1.6 MM shares, most after December 14 -January volume to date ~1.8 MM shares (9 trading days) -Record close at $7.05 on Friday •Agenda -1Q 2007 summary (September 1 -November 30, 2006) -Strategy going forward -Questions and Answers

1Q 2007 Summary•Gross revenues = $1.456 MM (up 77.8%) -Pharmaceutical revenues up 314% •SG&A = $757,000 (up 20.4%) -As a percent of sales, down from 177% to 53% •R&D = $317,000 ($133,000 capitalized, $184,000 expensed) -1Q FY06 $460,000, with $363,000 capitalized and $246,000 expensed) •Gross profit = $1,015,000 (up 108%) -Revenues increase of $637,000 resulted in gross profit increase of $528,000 (83%) •Income Before Income Taxes = $94,000 -1Q FY06 loss of $240,000 -Revenues increase of $637,000 resulted in IBIT increase of $334,000 (52%) •Net Earnings = $73,000 ($0.01/share) -1Q FY06 loss of $198,000 ($0.03/share) -Revenues increase of $637,000 resulted in net earnings increase of $271,000 (43%) -Trailing twelve months earnings increased 50% from $0.08 to $0.12/share •Cash flow = $418,000 -1Q FY06 ($822,000) -acquisition of Bioreason assets used $826,000 cash -Cash is now >$2 million, expect >$3 million within the next few weeks •Staffing: Life Sciences team increased with addition of 4 Ph.D. scientists, another one accepted offer today to start in March

Progress•ADMET Predictor/ADMET Modeler -Combined into one program and released as ADMET Predictor 2.0 in September -Combined capability expected to increase appeal in a very competitive market -Continues to enjoy reputation as most accurate structure-property prediction program currently available

Progress -2•ClassPharmer -Japan NIHS (equivalent of FDA) signed 5-year license -Version 4.2 released in November •Pipeline Pilot integration •Improvements in classification algorithms, speed, and number of molecules that can be handled in a single run •DDDPlus -Version 2.0 released in November -Sales beginning to pick up

Progress -3•GastroPlus -Version 5.2 released in November -Continues to be the “Gold Standard” in the industry for its market niche -FDA license announced during the 2ndquarter -Ongoing contract effort at one FTE with large pharmacontinuing to improve PBPK

Progress -4•Contract studies -Increasing demand for consulting services -2 studies in FY05, 3 in FY06, 5 already this year -Industry appears to have a shortage of expertise in simulation and modeling personnel as evidenced by employment ads we see almost daily

Progress -5•Words+ subsidiary -Consulting marketing and sales manager very active -New California sales rep added as employee -Preparations for release of Windows Vista underway with Microsoft assistance

Strategy Going Forward•Expand product line and services -Pharmaceutical software •Respond to customer requests for enhancements to existing products •New product development -Completion of MembranePlus™ -Others not yet public •Continue seeking opportunities to partner or acquire new products -Pharmaceutical consulting services •Expanding Simulation Technologies team to handle rapidly growingdemand for consulting services -Words+ subsidiary •Expanded platforms for SAM™ software •Internationalize software (French, German) to expand markets •Seek acquisition opportunities •SBIR grant proposal submitted in December •Continue aggressive marketing and sales activities begun last year in both companies •Focus on growth -seek accretive acquisitions, develop in-house

Guidance•Guidance provided in November conference call was to expect increase in total revenues of at least $1 million •As of today, pharmaceutical revenues are already up over $980,000, after only 1 ½ quarters •We expectto issue revised guidance after the end of the second quarter

Summary•Company is strong and growing -focus is on further growth •No debt, strong cash position •Strong cash flow and consistent growth in shareholders’ equity are the indicators of demonstrated growth •Dedicated and extremely talented workforce working to grow the product lines in both businesses •Expanding marketing and sales efforts in both businesses •Slides available by e-mail on request through info@simulations-plus.com

Questions?